Exhibit 32.1
Certification Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of SUPERVALU INC. (the “Company”) certifies that the Quarterly Report on Form 10-Q of the Company for the quarterly fiscal period ended September 11, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company for the period and as of the dates covered thereby.

Dated: October 20, 2010	/s/ CRAIG R. HERKERT

Craig R. Herkert
Chief Executive Officer